Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

_____________________________________________________

In connection with the filing by Trend Mining Company (the “Company”) of the Quarterly Report on Form 10-QSB for the period ending June 30, 2005 (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Thomas Loucks
Thomas Loucks
President and Chief Executive Officer

/s/ John P. Ryan
John P. Ryan
Treasurer and Chief Financial Officer